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As filed with the Securities and Exchange Commission on November 6, 2006

File No. [    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Consumer Source Inc.*
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-4177687 (IRS Employer Identification No.)

745 Fifth Avenue New York, NY 10151 (212) 745-0100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

With copies to:
Jason Thaler, Esq. Consumer Source Inc. 3585 Engineering Drive, Suite 100 Norcross, GA 30092 (770) 446-6580	Gary I. Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $.01 per share	The New York Stock Exchange, Inc.

Securities registered pursuant to Section 12(g) of the Act: None

*
The registrant was formerly named PRIMEDIA Companies Inc.

INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        This registration statement on Form 10 (the "Form 10") incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the "information statement"). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	"Summary;" "Risk Factors;" "Management's Discussion and Analysis of Financial Condition and Results of Operations;" and "Business"
2.	Financial Information	"Summary—Summary Consolidated Financial Data;" "Capitalization;" "Unaudited Pro Forma Consolidated Financial Data;" "Selected Consolidated Financial Data;" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
3.	Properties	"Business—Properties and Facilities"
4.	Security Ownership of Certain Beneficial Owners and Management	"Security Ownership by Certain Beneficial Owners and Management"
5.	Directors and Executive Officers	"Management"
6.	Executive Compensation	"Management" and "Consumer Source Executive Compensation"
7.	Certain Relationships and Related Transactions	"Management" and "Our Relationship with Post-Spin PRIMEDIA"
8.	Legal Proceedings	"Management's Discussion and Analysis of Financial Condition and Results of Operations"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	"Summary;" "Risk Factors;" "The Spin-Off;" "Capitalization;" "Dividend Policy;" "Security Ownership by Certain Beneficial Owners and Management;" and "Description of Our Capital Stock"
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant's Securities to be Registered	"Description of Our Capital Stock"
12.	Indemnification of Directors and Officers	"Our Relationship with Post-Spin PRIMEDIA" and "Indemnification and Limitation of Liability of Directors and Officers"
13.	Financial Statements and Supplementary Data	"Summary—Summary Consolidated Financial Data;" "Unaudited Pro Forma Consolidated Financial Data;" "Selected Consolidated Financial Data;" "Management's Discussion and Analysis of Financial Condition and Results of Operations;" and "Index to Consolidated Financial Statements" including the Consolidated Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

ITEM 15.    Financial Statements and Exhibits

(a)
List of Financial Statements

  The following financial statements are included in the information statement and filed as part of this registration statement on Form 10:

  (1)    Unaudited Pro Forma Consolidated Financial Data of Consumer Source Inc. as of and for the six months ended June 30, 2006 and for the years ended December 31, 2005, 2004 and 2003;

  (2)    Consolidated Financial Statements for Consumer Source Inc., including the Report of Independent Registered Public Accounting Firm, as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005; and

  (3)    Unaudited Consolidated Financial Statements for Consumer Source Inc. as of June 30, 2006 and December 31, 2005 and for the six months ended June 30, 2006 and 2005.

(b)
Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement between PRIMEDIA Inc. and Consumer Source Inc.
3.1*	Form of Amended and Restated Certificate of Incorporation of Consumer Source Inc.
3.2*	Form of Amended and Restated Bylaws of Consumer Source Inc.
4.1*	Specimen common stock certificate of Consumer Source Inc.
10.1*	Form of Transition Services Agreement between Consumer Source Inc. and PRIMEDIA Inc.
10.2*	Form of Tax Matters Agreement between Consumer Source Inc. and PRIMEDIA Inc.
10.3*	Consumer Source Inc. 2006 Stock Incentive Plan
10.4	Letter Agreement dated March 10, 2005, between Robert C. Metz and Consumer Source Holdings Inc. (formerly Haas Publishing Companies, Inc.)
10.5	Letter Agreement dated March 10, 2005, between David Crawford and Consumer Source Holdings Inc. (formerly Haas Publishing Companies, Inc.)
21.1	List of Subsidiaries of Consumer Source Inc.
99.1	Information Statement of Consumer Source Inc., subject to completion, dated November 6, 2006

*
To be filed by amendment

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER SOURCE INC.
	By:	/s/ ROBERT C. METZ Name: Robert C. Metz Title: President and Chief Executive Officer
Dated: November 6, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement between PRIMEDIA Inc. and Consumer Source Inc.
3.1*	Form of Amended and Restated Certificate of Incorporation of Consumer Source Inc.
3.2*	Form of Amended and Restated Bylaws of Consumer Source Inc.
4.1*	Specimen common stock certificate of Consumer Source Inc.
10.1*	Form of Transition Services Agreement between Consumer Source Inc. and PRIMEDIA Inc.
10.2*	Form of Tax Matters Agreement between Consumer Source Inc. and PRIMEDIA Inc.
10.3*	Consumer Source Inc. 2006 Stock Incentive Plan
10.4	Letter Agreement dated March 10, 2005, between Robert C. Metz and Consumer Source Holdings, Inc. (formerly Haas Publishing Companies, Inc.)
10.5	Letter Agreement dated March 10, 2005, between David Crawford and Consumer Source Holdings, Inc. (formerly Haas Publishing Companies, Inc.)
21.1	List of Subsidiaries of Consumer Source Inc.
99.1	Information Statement of Consumer Source Inc., subject to completion, dated November 6, 2006

*
To be filed by amendment

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INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY REFERENCE IN FORM 10 CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURE
EXHIBIT INDEX